UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On May 29, 2013, Diodes Incorporated (the “Company”) held its annual meeting of stockholders at which the stockholders approved the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), which was effective upon stockholder approval. The 2013 Plan is described under Proposal Three in, and is filed as Appendix A to, the Company’s Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 19, 2013. The description of the 2013 Plan is incorporated into this Item 5.02 by reference.

On June 6, 2013, the Compensation Committee of the Board of Directors of the Company, in connection with its annual review of executive compensation, (i) determined the base salaries of the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers effective June 1, 2013 (collectively, the “NEOs”) and (ii) granted non-qualified stock options (“NQSOs”) and restricted stock units (“RSUs”) to such NEOs as follows:

Name and Position	Base Salary	NQSOs (1)	RSUs (1)
Dr. Keh-Shew Lu President and Chief Executive Officer	$527,000	80,000	80,000
Richard D. White Chief Financial Officer, Secretary and Treasurer	$320,000	25,000	11,000
Mark A. King Senior Vice President, Sales and Marketing	$320,000	23,000	10,000
Joseph Liu Senior Vice President, Operations	$320,000	10,000	10,000
Edmund Tang Vice President, Corporate Administration	$290,000	10,000	10,000

(1)	The NQSOs and RSUs were granted on June 6, 2013. Such NQSOs are first exercisable, and such RSUs will vest, in four equal annual installments, commencing July 1, 2014 and continuing thereafter on the following three anniversary dates of the first vesting date. The exercise price of the NQSOs is $23.35, which is the closing price of the Company’s common stock on June 6, 2013.

Board Compensation

On June 6, 2013, the Compensation Committee, in connection with its annual review of Board compensation, determined that Board compensation would remain unchanged. For 2013, (i) the annual cash retainer for each non-employee director would be $80,000; (ii) the additional annual cash retainer for the chairman and all other members of the Audit Committee would be $20,000 and $10,000, respectively; and (iii) the annual awards of RSUs to the Chairman of the Board, the Vice Chairman of the Board and all other non-employee directors would be 21,500, 14,700 and 4,300 shares, respectively. The RSUs for 2013 were granted on June 6, 2013 and will vest in four equal annual installments, commencing July 1, 2014 and continuing thereafter on the following three anniversary dates of the first vesting date. There will be no other payments for any director activities, except for reimbursement for all costs and expenses incurred for attendance at Board of Directors’ meetings. The Board of Directors of the Company, however, may modify such compensation for each director in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2013	DIODES INCORPORATED

	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer